Exhibit 99.1 – Description of Business

Please note that the information provided below relates to Mister Goody, inclusive of Naked Edge operations, except that information relating to periods prior to the date of the Agreement relate only to Mister Goody unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Mister Goody, Inc. was incorporated in the State of Florida on March 1, 2011, to develop an online marketplace and cause-marketing services designed to help businesses increase their brand awareness and sales. Due to a lack of sufficient revenue that resulted from this business plan, on August 24, 2012, our Board of Directors (the “Board”) determined that it was in our stockholders best interest to refocus our business activities in a manner which could more fully enhance stockholder value. As a result of careful evaluation and deliberation, our Board decided to discontinue our online marketplace and cause-marketing services and enter into an agreement with The Naked Edge, LLC (“Naked Edge”), whereby Naked Edge became a majority owned subsidiary and primary focus of our company.  On August 24, 2012, we completed the purchase of 50% of Naked Edge Common Units for $65,000. At that time, we also received an option to acquire 33.33% of Naked Edge Preferred Units for $85,000 on or before August 24, 2013 (“Option”).  The Common Units provide Mister Goody with 50% of the voting rights and 20% of the economic rights of Naked Edge. If we exercise our option in the future, the Preferred Units would provide Mister Goody with an additional 20% of the economic rights of Naked Edge. The Naked Edge is a Colorado limited liability company that was organized on January 7, 2011.

Upon completion of the Naked Edge transaction, we changed our plan of business. Our Naked Edge subsidiary creates, manufactures, distributes and markets Veggie Go’s, an organic fruit and vegetable snack. Mister Goody provides management consulting services to Naked Edge. We may in the future expand our business through acquisitions of, or investments in, other companies or through business relationships in an industry or industries similar to that of Naked Edge. Mister Goody’s services include consulting on matters relating to product development, packaging, sales, marketing, distribution and business management. We charge Naked Edge a fee of 5% of their net-income in excess of $300,000 per annum for our consulting services.

Unless the context otherwise requires, all references to the “Company” “we” “our” or “us” and other similar terms collectively means Mister Goody, Inc. and The Naked Edge, LLC.

Products

Naked Edge creates, manufactures, distributes and markets Veggie Go’s, an organic fruit and vegetable snack. Veggie Go’s are produced with organic ingredients and contain no added sugar or preservatives. They are dairy free, soy free, gluten free and vegan. Naked Edge produces four blends of Veggie Go’s: Mountain Berry Spinach, Carrot Ginger, Sweet Potato Pie and Cinnamon Spiced Beet. The manufacturer’s suggested retail price is $1.49 per unit.

Manufacturing

Naked Edge produces Veggie Go’s at its leased facility in Boulder, Colorado. The manufacturing process requires special equipment and trained personnel, which has limited our production capacity to less than 10,000 units per month. Naked Edge intends to shift commercial production to a contract manufacturer in September 2012. We believe a contract manufacturer can increase Veggie Go’s production capacity to approximately 120,000 units per month.

Distribution

Naked Edge products are generally sold to natural and organic food retailers, some of which are well-known national chains, as well as smaller regional specialty stores.  As of August 20, 2012, Veggie Go’s can be purchased at eighteen retail locations, one farmers market and several websites. Naked Edge products have been sold directly by management to retailers. In the future, Naked Edge intends to engage food brokers and food distributors to increase sales to retailers and distribution of our products.

Marketing

Naked Edge must establish and strengthen the brand awareness of Veggie Go’s. We believe enhancing and maintaining brand recognition among retailers and consumers is an important aspect of our efforts to increase revenue and generate a profit. We plan to promote consumer awareness through in-store product demonstrations, social media outreach, community involvement, Internet marketing, public relations and developing partnerships. We are also exploring additional marketing strategies including developing print and digital media advertisements, and additional consumer incentives such as coupons and contests. Our goal is to attract a loyal base of retailers and consumers who are interested in our products.

Supplies and Suppliers

While Naked Edge products are unique within the marketplace, the underlying ingredients are readily available and generally not subject to shortages or significant market fluctuations. Our product and geographic expansion plans may require additional supplier relationships.

Our Industry

According to a recent publication, the U.S. is the world’s largest organic food market, with sales of natural and organic foods exceeding $40 billion in 2010. From 2000 to 2010, the U.S. natural and organic food market grew at a compound annual growth rate of approximately 12% and is projected by the same industry source to grow at a compound annual growth rate of approximately 8% from 2010 to 2013. We believe growth rates for the U.S. natural and organic food market have been, and will continue to be, higher than those for the overall U.S. food market.

We believe growth in the natural and organic food market is driven by various factors, including heightened awareness of the role that food and nutrition play in long-term health and wellness. Many consumers prefer natural and organic products due to increasing concerns over the purity and safety of food. The development and implementation of U.S. Department of Agriculture, or USDA, standards for organic certification has increased consumer awareness of, and confidence in, products labeled as organic. According to published information, 75% of adults in the U.S. purchased natural or organic foods in 2010, with 33% of consumers using organic products at least once a month as compared to 22% ten years before.

Historically, natural and organic foods were primarily available at independent organic retailers or natural and organic retail chains. Mainstream grocery stores and mass merchandisers have expanded their natural and organic product offerings because of increasing consumer demand for natural and organic products, which command a higher margin for the retailer. The percentage of natural and organic food sales has been rising, and, according to an industry source, in 2010, 73% of consumers purchased organic products at grocery stores as compared to 25% at natural food stores. We believe the emergence of strong natural and organic brands, driven by a loyal and growing consumer base, will act as an additional catalyst for higher penetration in the mainstream grocery and mass merchandiser channels.

Competition

The snack food industry is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses.

 Naked Edge principal competitors include organic fruit leather snack brands owned by Whole Foods (365 Organic brand), Stretch Island Fruit Co., Sun-Rype Products Ltd., Kaia Foods, Clif Bar & Company,  Trader Joe’s

(Fiberful Bars brand), Wacky Apple and Chef Roberts, LLC. We also compete against other fruit based snack brands owned by: Betty Crocker, Kellogg’s, Annie’s, Welch’s, Motts, Sunkist and many others.

Competition could result in reduced sales, reduced margins or the failure of Veggie Go’s to achieve or maintain more widespread market acceptance, any of which could harm our business.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential retailers and customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. Naked Edge may never achieve a profit.

Intellectual Property

Naked Edge owns all associated copyrights, domain names, trademarks and service marks.  We currently do not own any patents, franchises or concessions. While our products are not patented, we believe our recipes and formulations are protected trade secrets.

Management feels that the process of developing food products from concept, including formulas, recipes, flavor profiles and the batching process is not easily attained and therefore is sensitive information which gives us a competitive advantage. This information is critical to our success. We consider this an intellectual asset of our business. Management prohibits contract manufacturers and agents from disclosing or using our confidential or proprietary information outside the company, before, during and after involvement with us.

All resources that have access to our proprietary information are required to execute a non-disclosure agreement.  We consider everything we do in terms of marketing, promotions and product as a trade secret, and information we wish to keep confidential. Our proprietary information includes recipes, formulas, processes, and methods used in our production. It includes our business and marketing plans, customer lists, and contracts and we have taken reasonable measures to keep this information protected, as it is not readily ascertainable by the public.

We will protect our brand and image to the extent the law provides through trademark notifications. We have not registered trademarks or otherwise protected the propriety of our currently available products through registration with governmental authorities or licenses with private parties.  As our market share and product availability increases, significant future expenditures may be required to protect our brand and proprietary product recipes.

Research and Development

Naked Edge products have, and are expected to be for the foreseeable future, developed by our management.  We plan to develop new blends of Veggie Go’s to increase shelf space at existing retailers, attract food brokers, interest new retailers and provide consumers with a wider selection of blends to enjoy. We do not expect to incur significant expenses related to additional product development for at least the next twelve months. We are not reliant on heavy research and development.

Regulation

United States food products are primarily regulated by the U.S. Food and Drug Administration (“FDA”).  The FDA enacts and enforces regulations relating to the manufacturing, distribution and labeling of food products.   The Food Safety Modernization Act, a 2011 law, provided additional food safety authority to the FDA.  We do not expect the cost of complying with FDA laws and regulations to be material since we intend to utilize a contract manufacturer to produce our products.

In addition, some states further regulate operations within the food distribution and sales industry by requiring additional licensing, enforcing federal and state standards for selected food products, grading food products, inspecting plants and warehouses, regulating trade practices related to the sale of certain food products and imposing their own labeling requirements on food products.  We believe we are compliant with all federal and state regulations.

We do not believe we have any significant exposure to environmental protection laws and regulations.

Employees

As of August 24, 2012, Mister Goody had two consultants and Naked Edge had two employees. The Mister Goody Chief Executive Officer and Vice President of Business Development work for us under consulting agreements. The Naked Edge, LLC Chief Executive Officer and President work for us under employment agreements.

We utilize independent contracts in an effort to build and operate our business cost-effectively. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified outside contractors. There can be no assurance that we will be able to attract and retain such individuals or companies.

Directors, Executive Officers and Significant Employees

Name	Age	Title	Held Position Since

Joel Arberman	39	Chairman of the Board, Chief Executive Officer, Principal Accounting Officer, Secretary	March, 2011
Brendan Vogel	42	Vice President of Business Development	March, 2011
Fred Sager	60	Director	March, 2011

Joel Arberman has been Chairman of the board of directors and Chief Executive Officer since March 2011.

Since March 2010, Mr. Arberman has been the managing member of Advertising Expert, LLC, an Internet marketing company, which assists clients in advertising, marketing, lead generation and search engine optimization. He is responsible for all aspects of the business. Since March 2010, Mr. Arberman has also been a managing member of Public Financial Services, LLC, a financial consulting company which assists clients in becoming a reporting issuer and publicly traded. He is responsible for all aspects of the business.

From October 2008 until April 2010, Mr. Arberman was Executive Vice President of Business Development and Marketing of Ekstein Development, LLC, a real estate investment firm with diverse business interests, where he was responsible for business development, marketing, lead generation and search engine optimization.  From April 2008 until October 2008, Mr. Arberman was Senior Vice President of Remediation Capital Funding, LLC, a commercial mortgage lender specializing in environmentally contaminated real estate, where he was responsible for business development, loan analysis and structuring.

Prior to April 2008, Mr. Arberman was principally an independent corporate finance, business development consultant and entrepreneur. Prior to 1998, he was a partner and Internet analyst at Yorkton Securities, Inc., an investment banking firm,  equity analyst at SunAmerica Asset Management, an asset management company and junior analyst at First Investors Management Corporation, an asset management company.

Mr. Arberman holds a B.S. degree in Business Administration with a concentration in finance and marketing and a minor in economics from the State University of New York, at Albany.

Mr. Arbermans’ qualifications to serve on our board of directors include his knowledge of our company and his years of experience in management, sales, marketing, business development and finance.

Brendan Vogel has been Vice President of Business Development since June 2012. He was our Vice President of Merchant Relations from March 2011 until June 2012. Since January 2006, Mr. Vogel has been Vice President of Business Development at Intellicomp, a distribution company, where he is responsible for product acquisition and vendor relations. At Intellicomp, Mr. Vogel co-founded Froobi.com, an online business focused on selling a wide range of discounted products, where he was responsible for product acquisition and vendor relations until the business was sold in late 2010. Mr. Vogel continues to represent Intellicomp by developing retail distribution for SeaSnax, a seaweed based snack food.

Mr. Vogel has a B.A. degree in American History from San Francisco State University.

Fred Sager has been a director since March 2011. Mr. Sager has been a Registered Investment Advisor for Northeast Securities, Inc., a NASD member brokerage firm, since 1997. From September 2007 to December 2008, Mr. Sager was the Managing Partner of The Amber Fund, a private investment fund. Mr. Sagers qualifications to serve on our board of directors include his knowledge of our company, business and finance.

Significant Employees

John McHugh, 26, Chief Executive Officer of The Naked Edge, LLC

Mr. McHugh serves as the Chief Executive Officer of The Naked Edge, LLC, which he co-founded in January 2011. He shares responsibility for all aspects of the business. Previously, he was a mechanical engineer with Ionex Research Corp and an engineering intern at Micromotion. He has a B.S. degree in mechanical engineering from the University of Colorado.

Lisa Goode McHugh, 25, President of The Naked Edge, LLC

Mrs. McHugh serves as the President of The Naked Edge, LLC, which she co-founded. She shares responsibility for all aspects of the business. She also owns Body Intelligence Fitness, LLC which provides personal training and nutritional guidance. Previously, she was a certified personal trainer with 24 Hour Fitness and a fit model for Smartwool Corporation. She has the following certifications: NSCA Certified Strength and Conditioning Specialist, NASM Certified Personal Trainer and NAFP Certified Nutrition and Wellness Consultant. She has a B.A. degree in Integrative Physiology from the College of Arts and Sciences from the University of Colorado.

John and Lisa are husband and wife.

Properties

The Mister Goody principal executive office is located in Boynton Beach, Florida. Office space is at the home of our Chief Executive Officer and provided at no cost to us. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

The Naked Edge subsidiary is located in Suite 900 at the Valmont Tech Center, 2825 Wilderness Place in Boulder, Colorado. Naked Edge occupies approximately 1,511 square feet which costs approximately $1,901 per month. The lease expires on September 30, 2015. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this Current Report on Form 8-K and other filings with the SEC before purchasing our common stock. The risks and uncertainties described below are those that are currently deemed to be material and specific to our Company and industry. If any of these or other risks actually occurs, our business may be adversely affected, and the trading price of our common stock may decline and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern which may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

Our independent auditors state in their audit report that since we have incurred substantial losses, had negative cash flow from operations, and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern. The going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

We have a limited operating history for assessing our ability to conduct successful business activities.

We are a recently formed entity with limited operating history.   There can be no assurance that we will be able to successfully implement our business plan or that we will ever generate positive cash flow from our operations.

At this early stage of our operation, we face certain risks and uncertainties frequently encountered by companies at the early stage of their business development. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations we plan to undertake. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a material adverse effect on our financial condition and your investment.

Our future success is dependent on many factors including our ability to increase awareness of our brand name, meet customer standards, attain customer loyalty, attract product distributors, attract retailers, respond effectively to competitive pressures and attract qualified personnel. None of these factors can be demonstrated by our historic performance and there is no assurance we will be able to accomplish them.

Our limited operating history makes any prediction of our future results of operations difficult or impossible. Since there can be no assurance of future successful performance of our business, you are accepting a high probability of losing your entire investment.

We will need additional capital to develop our business.  If we fail to obtain additional capital we may not be able to implement our business plan or survive as a business.

The only cash currently available to us is the cash in our bank account. The continuation of our operations will require the commitment of substantial additional resources. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

We have never generated a profit and if we are unable to generate consistent profits, we will not have the ability to sustain our business.

Since inception to June 30, 2012, we have incurred a net loss of $288,860.  We are expecting losses over the next 12 months because we do not have any significant revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee we will ever be successful in generating significant revenues in the future or that any revenues we are able to generate would be sufficient to pay for our expenses. If we are not able to generate sufficient revenues to achieve profitable operations, you will lose your entire investment.

We incur significant costs complying with our obligations as a reporting issuer which will make it more difficult to generate a profit and will reduce the cash available to implement our business plan.

We are required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs could exceed $30,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

If we fail to develop and maintain our brand, our business could suffer.

We believe that developing and maintaining our brand is critical to our success. The importance of our brand recognition may become greater as competitors offer more products similar to ours. Our brand-building activities involve increasing awareness of our brand, creating and maintaining brand loyalty and increasing the availability of our products. If our brand-building activities are unsuccessful, we may never recover the expenses incurred in connection with these efforts, and we may be unable to implement our business strategy and increase our future sales.

We may be subject to significant liability if the consumption of any of our products causes illness or physical harm.

The sale of food products for human consumption involves the risk of injury or illness to consumers. Such injuries or illness may result from inadvertent mislabeling, tampering or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, which may have a material adverse effect on our business. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted against us. If the consumption of any of our products causes, or is alleged to have caused, a health-related illness, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential distributors, retailers and consumers and our corporate image and brand equity. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall or market withdrawal could have a material adverse effect on our business, reputation and operating results.

Disruptions in the worldwide economy may adversely affect our business, results of operations and financial condition.

Adverse and uncertain economic conditions may impact distributor, retailer and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, contract manufacturers, distributors, retailers, consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. In particular, consumers may reduce the amount of natural and organic products that they purchase where there are conventional offerings, which generally have lower retail prices. In addition, consumers may choose to purchase private label products rather than branded products because they are generally less expensive. Distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. For example, during the economic downturn from 2007 through 2009, distributors and retailers significantly reduced their inventories, and inventory levels have not returned to, and are not expected to return to, pre-downturn levels. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our sales and profitability.

Consumer preferences for our products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Our business is focused on the development, manufacture, marketing and distribution of branded natural and organic food products. If consumer demand for our products decreased, our business would suffer. In addition, sales of natural and organic products are subject to evolving consumer preferences. Consumer trends that we believe favor sales of our products could change based on a number of possible factors, including a shift in preference from organic to non-organic and from natural to non-natural products, a loss of confidence by consumers in what constitutes “organic,” economic factors and social trends. A significant shift in consumer demand away from our products could reduce our sales or the prestige of our brand, which would harm our business.

Failure to introduce new products or improve existing products successfully would adversely affect our ability to continue to grow.

A key element of our growth strategy depends on our ability to develop and market new products and improvements to our existing products that meet our standards for quality and appeal to consumer preferences. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our product development staff in developing and testing product prototypes, including complying with governmental regulations, and the success of our management and sales team in introducing and marketing new products. Failure to develop and market new products that appeal to consumers may lead to a decrease in our growth, sales and profitability.

Additionally, the development and introduction of new products requires substantial research, development and marketing expenditures, which we may be unable to recoup if the new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business could be harmed.

We participate in a highly competitive industry which may prevent us from generating a profit.

The natural and organic food industry is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses.

 Our principal competitors include organic fruit leather snack brands owned by Whole Foods (365 Organic brand), Stretch Island Fruit Co., Sun-Rype Products Ltd., Kaia Foods, Clif Bar & Company,  Trader Joe’s (Fiberful Bars brand), Wacky Apple and Chef Roberts, LLC. We also compete against other fruit based snack brands owned by: Betty Crocker, Kellogg’s, Annie’s, Welch’s, Motts, Sunkist and many others.

Competition could result in reduced sales, reduced margins or the failure of Veggie Go’s to achieve or maintain more widespread market acceptance, any of which could harm our business.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential retailers and customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. We may never achieve a profit from our business.

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding production, increasing distribution, improving placement of our products, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

•	enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;

•	continue to compete in conventional grocery and mass merchandiser retail channels in addition to the natural and organic channel;

•	secure shelf space in mainstream aisles;

•	increase our brand recognition;

•	expand and maintain brand loyalty; and

•	develop new product lines and extensions.

We may not be able to successfully implement our growth strategy. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

We may pursue acquisition opportunities in the future. We have not made any material acquisitions to date and, therefore, our ability as an organization to make and integrate significant acquisitions is unproven. Any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. In connection with one or more of those transactions, we may issue additional equity securities that would dilute our stockholders or incur debt on terms unfavorable to us or that we are unable to repay.

Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all.

RISKS RELATED TO OUR MANAGEMENT

Our management has other business interests and plan to devote only 30 hours of their time per week to the development of our company, which may result in periodic interruptions, delays and even business failure.

Our officers, Joel Arberman and Brendan Vogel have other business interests, which may create conflicts of interests that could materially harm us. Each officer has indicated they plan to devote approximately 30 hours per week to the development of our business. We are entirely dependent upon the efforts of our officers. If any of our officers are unable to devote sufficient time to our development, it would have a significant impact on our business and may result in our business to fail.

We may have to cease our operations if we lose any of our key officers.

We are heavily dependent on the management experience of Joel Arberman. If something were to happen to him, it would greatly delay our daily operations until further industry contacts could be established. If we lose his their services and cannot find a suitable replacement, we may have to cease operations. We do not have insurance covering his life. The success of our company is largely dependent on his efforts.

We may have to cease our operations if we lose any of our significant employees.

We are heavily dependent on the experience of John McHugh and Lisa Goode McHugh. If something were to happen to either, it would greatly delay our daily operations until further industry contacts could be established. If we lose either of their services and cannot find a suitable replacement, we may have to cease operations. We do not have insurance covering their life. The success of Naked Edge is largely dependent on their efforts.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 89.6% of our outstanding common shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

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election of our board of directors;

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removal of any of our directors;

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amendment of our Articles of Incorporation or By-laws; and

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adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

Our officers and directors have no meaningful accounting or financial reporting education or experience, which increases the risk of accounting errors and makes an investment in our company more speculative.

Our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We do not have compensation or an audit committee, so shareholders will have to rely on the independent directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the independent members of our board of directors. Until we have an audit committee, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors have no experience in establishing and maintaining disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Our officers and directors have no experience establishing and maintaining disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements.  Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports filed with the SEC, under Section 404 of the Sarbanes-Oxley Act. As long as we remain a smaller reporting company, we will not be required to obtain an auditor’s attestation concerning management’s report on internal control over financial reporting.

Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In order to develop and subsequently maintain effective disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

RISKS RELATED TO OUR SECURITIES

We will need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

 We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We will require additional capital from equity or debt financing in the future to:

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Fund our operations;

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Respond to competitive pressures;

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Take advantage of strategic opportunities, including more rapid expansion of our business or the Acquisition of complementary products, technologies or businesses; and

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Develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

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our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

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general economic conditions;

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changes in our pricing policies;

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our ability to expand our business;

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the effectiveness of our personnel;

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new product and service introductions;

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technical difficulties or interruptions in our manufacturing or distribution;

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regulatory compliance costs;

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costs associated with future acquisitions of technologies and businesses; and

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extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal.

The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

Our common stock is considered a penny stock, which would be subject to restrictions on marketability. These rules may affect your ability to resell your shares.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

A substantial number of our shares of common stock are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(b)(1)(i). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

You may have limited access to information regarding our business and our securities would not be eligible for quotation on the OTC Bulletin Board, if our obligations to file periodic reports with the SEC is automatically suspended under certain circumstances.

In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have has fewer than 300 shareholders. We currently have fewer than 300 shareholders. If we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective.

If we cease filing periodic reports for any reason, investors would have very limited access to information about our business and we would not be eligible to be quoted on the OTC Bulletin Board, which may reduce the value of your shares and also affect your ability to sell your shares.

We have no plans to pay dividends on our common shares, leaving our investors with no income for the foreseeable future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. You should not buy our stock if you anticipate any income from dividends.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.